UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 24, 2010

OASIS ONLINE TECHNOLOGIES CORP

(Exact name of registrant as specified in its charter)

Minnesota	000-17064	41-1430130
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7689 E. Paradise Ln. Suite 5, Scottsdale, AZ 85260
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (480) 998-2100

________________________________________________________
(Former name or former address, if changed since last report.)

Copies to:
Christopher Desmond, Esq.
Desmond, Strang and Scott, LLP

75 Arlington St., Suite 500
Boston, MA 02116
Phone: (857) 241-3858
Fax: (857) 241-3601

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 24, 2010, Capital Group Holdings, Inc., formerly known as Oasis Online Technologies Corp., a Minnesota corporation (the “Company”), completed the acquisition (the “Acquisition”) of Main Street Family Pharmacy, LLC, a Tennessee limited liability company (“Main Street”).

Main Street is a multi-specialty pharmacy providing retail prescriptions, compounding, durable medical equipment and home infusion services. Main Street also sells disposable medical office supplies to hospitals, out-patient clinics, surgery centers, and individual physician offices in 23 states. Main Street specializes in the expanding market segment of comprehensive compounding services, providing products for male and female hormone replacement therapy, dermatology, weight loss and anti-aging medications.

At the closing, the Company paid a total cash purchase price of three hundred thousand dollars ($300,000), assumed certain trade liabilities of Main Street.  In addition, the Company paid an equity purchase price of (a) four million (4,000,000) shares of common stock, par value $0.01, of the Company and (b) a four million (4,000,000) shares of common stock, par value $0.001, of OneHealthPassRX,, Inc., a wholly-owned subsidiary of the Company (“OHP RX”), shall be delivered to the seller with Main Street being the wholly-owned operating subsidiary of OHP RX. The Acquisition was consummated pursuant to the terms of a Purchase Agreement, dated September 24, 2010 (the “Purchase Agreement”), between the Company and Ms. Christy Newbaker.

The foregoing description of the Acquisition does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference into this Current Report on Form 8-K. A copy of the press release issued by the Company on September 24, 2010 announcing this acquisition is filed herewith as Exhibit 99.1.

The information in Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 3.02 Unregistered Sales of Equity Securities.

As described in Item 2.01 above, 4,000,000 shares of the Company’s common stock were issued to Mrs. Christy Newbaker, the sole owner of Main Street, in connection with the Acquisition. The issuance of such shares was effected without registration under the Securities Act, in reliance on Section 4(2) thereof or Rule 506 of Regulation D, as promulgated under the Securities Act, based on the status of Ms. Newbaker’s status as an accredited investor as defined under the Securities Act. The issuance of such shares was not effected using any form of general advertising or general solicitation as such terms are used Regulation D, as promulgated under the Securities Act.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

The financial statements required by Item 9.01 (a) will be filed by amendment to this Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed with the Securities Exchange Commission (the “SEC”).

(b)	Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) will be filed by amendment to this Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to filed with the SEC.

(d)	Exhibits

Exhibit Number	Description

2.1
Purchase Agreement, dated September 24, 2010, by and between the Company and Ms. Christy Newbaker (pursuant to Item 601(b)(2) of Regulation S-K, schedules to the Purchase Agreement have been omitted; schedules will be supplementally provided to the SEC upon request)

99.1	Press release, dated September 24, 2010, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oasis Online Technologies Corp

October 5, 2010	By:	/s/ Christopher E. Galvin
Christopher E. Galvin
Chief Executive Officer